Exhibit 99.1

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Press Release

International Paper Announces Strategic Actions

IP announces plans to permanently close its Orange mill and to permanently cease production on pulp machines in Riegelwood and Pensacola

MEMPHIS, Tenn. – October 18, 2023 – International Paper (NYSE: IP) today announced a series of actions to further strengthen and optimize its manufacturing system to meet customers’ needs. The company will permanently close its containerboard mill in Orange, Texas, and will permanently cease production on two of its pulp machines—the #20 machine in Riegelwood, N.C., and the #4 machine in Pensacola, Fla.

“Decisions like these are extremely difficult, because of the impact on our employees, their families and the communities in which we operate,” said Chairman and CEO Mark Sutton. “We are grateful to our employees in Orange, Riegelwood and Pensacola for their significant contributions to the company over the years. We are committed to providing severance benefits, outplacement assistance and more to help employees during this time.”

In total, approximately 900 positions will be impacted. Wherever possible, the company’s goal is to minimize the impact on employees by using current vacancies, retirements, normal attrition and other roles at International Paper.

The permanent closure of the Orange mill will reduce the company’s containerboard capacity by approximately 800,000 tons. The company’s remaining containerboard mill system in North America will include 17 mills with an annual production capability of 13MM tons. The actions in Pensacola and Riegelwood will reduce IP’s pulp capacity by approximately 500,000 tons (300,000 tons fluff pulp and 200,000 tons southern bleached softwood). The company’s remaining pulp mill system will include eight mills with an annual production capability of 2.7MM tons.

“We believe strongly in the attractive, long-term fundamentals of our businesses and these actions further strengthen our competitive platform. Our optimized mill system, with its broad capabilities, gives us the flexibility to meet our customers’ needs today and in the future,” said Sutton.

The company expects the Orange mill and the #20 machine in Riegelwood to cease production by the end of the year. The #4 machine in Pensacola is currently idled and will not resume production.

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About International Paper

International Paper (NYSE: IP) is a global producer of planet-friendly packaging, pulp and other fiber-based products, and one of North America’s largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 39,000 colleagues globally who are committed to creating what’s next. We serve customers worldwide, with manufacturing operations in North America, Latin America, North Africa and Europe. Net sales for 2022 were $21.2 billion. Additional information can be found by visiting internationalpaper.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied in these forward-looking statements. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic and other conditions, as well as other factors. These forward-looking statements are also subject to the risks and uncertainties relating to the business of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (“SEC”) and subsequent reports filed with the SEC. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this press release, whether as a result of new information, future events or changes in expectations.

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Contacts:

Media: Amy Simpson, 901-419-4964

Investors: Mark Nellessen, 901-419-1731 and Michele Vargas, 901-419-7287